Exhibit 15.2

April 28, 2026

To:	Lichen International Limited
15th Floor, Xingang Square, Hubin North Road, Siming District, Xiamen City,
Fujian Province, China, 361013

Re: Consent of People’s Republic of China Counsel

We consent to the reference to our firm under the headings “Item 3. Key Information—Transfers of Cash between Our Company and Our Subsidiaries” “Item 3. Key Information—Permissions and Licenses for Our Operations in PRC” and “Item 3. Key Information—3.D. Risk Factors” in the annual report of Lichen International Limited for the year ended December 31, 2025 (the “Annual Report”), which is filed with the U.S. Securities and Exchange Commission (the “SEC”) on the date hereof. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report on Form 20-F for the year ended December 31, 2025.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm